                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )


         Filed by the Registrant [X]

         Filed by a Party other than the Registrant [ ]

         Check the appropriate box:

         [ ] Preliminary Proxy Statement

         [ ] Confidential, for Use of the Commission Only
                       (as permitted by Rule 14a-6(e)(2))

         [X] Definitive Proxy Statement

         [ ] Definitive Additional Materials

         [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section
             240.14a-12



                               TIB FINANCIAL CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         [X]      No fee required.

         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

         (2)      Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

         (4)      Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

         (5)      Total fee paid:

--------------------------------------------------------------------------------

         [ ]      Fee paid previously with preliminary materials.

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:


--------------------------------------------------------------------------------

         (2)      Form, Schedule or Registration Statement No.:


--------------------------------------------------------------------------------

         (3)      Filing Party:


--------------------------------------------------------------------------------

         (4)      Date Filed:


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
                               TIB FINANCIAL CORP.
                          THE BANK HOLDING COMPANY FOR
                              TIB BANK OF THE KEYS



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 26, 1998



To: The Shareholders of TIB Financial Corp.

         The Annual Meeting of Shareholders (the "Annual Meeting") of TIB Financial Corp. (the "Company") will be held at Cheeca Lodge, MM 82, Islamorada, Florida, on May 26, 1998, at 3:00 p.m. for the purpose of acting upon the following matters:

         1. To elect three members to the Board of Directors to serve three-year terms expiring in 2001. (Proposal 1).

         2. To ratify the appointment of BDO Seidman, LLP as independent certified public accountants for the Company for the fiscal year ending December 31, 1998 (Proposal 2).

                  To consider such other business as may properly come before the Annual Meeting or any adjournments thereof.

         The Board of Directors has set March 31, 1998, as the record date for the Annual Meeting. Only shareholders of record at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE PROPOSALS AS MORE PARTICULARLY DESCRIBED IN THE ATTACHED PROXY STATEMENT.

YOUR PROXY IS IMPORTANT. WHETHER OR NOT A SHAREHOLDER PLANS TO ATTEND THE ANNUAL MEETING, PLEASE VOTE BY MARKING THE PROPOSALS, AND SIGNING AND MAILING THE PROXY TO THE TRANSFER AGENT, AMERICAN STOCK TRANSFER & TRUST COMPANY IN THE ACCOMPANYING ENVELOPE WHICH REQUIRES NO POSTAGE.


                                    By Order of the Board of Directors




                                    James R. Lawson, III
                                    Chairman

                               TIB FINANCIAL CORP.
                          THE BANK HOLDING COMPANY FOR
                              TIB BANK OF THE KEYS

                                   ---------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 26, 1998

                                   ---------

                          PROXY SOLICITATION AND VOTING

GENERAL

         This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Proxies from the shareholders of TIB Financial Corp. (the "Company") for use at the Annual Meeting of Shareholders (the "Annual Meeting").

         The enclosed Proxy is for use at the Annual Meeting if a shareholder is unable to attend the Annual Meeting in person or wishes to have his shares voted by Proxy, even if he attends the Annual Meeting. Any Proxy may be revoked by the person giving it at any time before its exercise, by notice to the Secretary of the Company, by submitting a Proxy having a later date, or by such person appearing at the Annual Meeting and electing to vote in person. All shares represented by valid Proxies received pursuant to this solicitation and not revoked before their exercise, will be voted in the manner specified therein. If a Proxy is signed and no specification is made, the shares represented by the Proxy will be voted in favor of each of the Proposals described below and in accordance with the best judgment of the persons exercising the Proxy with respect to any other matters properly presented for action at the Annual Meeting.

         This Proxy Statement and the enclosed Proxy are being mailed to the Company's shareholders on or about April 21, 1998.

         The Company is a bank holding company organized in February 1996 under the laws of the State of Florida. The Company's subsidiary, TIB Bank of the Keys (the "Bank"), commenced its commercial banking operations in Islamorada, Florida in 1974.

RECORD DATE AND OUTSTANDING SHARES

         The Board of Directors has set March 31, 1998, as the record date for the Annual Meeting. Only shareholders of record at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting. As of the record date, there were 4,418,554 shares of common stock of the Company issued and outstanding.

QUORUM AND VOTING RIGHTS

         A quorum for the Annual Meeting consists of the holders of the majority of the outstanding shares of common stock of the Company entitled to vote at the Annual Meeting, present in person or represented by Proxy.

         Each share of common stock of the Company is entitled to one vote on each matter to come before the Annual Meeting. All matters to be voted on at the Annual Meeting require the affirmative vote of a majority of the shares of the common stock of the Company present in person or represented by Proxy.

SOLICITATION OF PROXIES

         In addition to this solicitation by mail, the officers and employees of the Company and the Bank, without additional compensation, may solicit Proxies in favor of the Proposals, if deemed necessary, by personal contact, letter, telephone or other means of communication. Brokers, nominees and other custodians and fiduciaries will be requested to forward Proxy solicitation material to the beneficial owners of the shares of common stock of the Company where appropriate, and the Company will reimburse them for their reasonable expenses incurred in connection with such transmittals. The costs of solicitation of Proxies for the Annual Meeting will be borne by the Company.


                              ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

INFORMATION ABOUT THE BOARD OF DIRECTORS AND THEIR COMMITTEES

         The members of the Board of Directors of the Company are elected by the shareholders. The directorships of the Company are divided into three classes, with the members of each class serving three-year terms and, as a general rule, the shareholders of the Company elect one class annually. The Board of Directors expanded the number of directors from ten to fourteen at its February 1998 meeting to allow for new directors to be added in the future. At its March 1998 meeting, the Board of Directors elected one new member to fill the vacancy created by resignation of W. Kenneth Meeks from the Board of Directors of the Company and the Bank in September 1997. The Board of Directors of the Company presently consists of 10 members who also serve as directors of the Bank. The members of the Board of Directors of the Bank are elected annually by the Company, acting as the sole shareholder of the Bank.

         The Board of Directors has nominated three persons for election as directors of the Company to serve three-year terms which will expire at the 2001 Annual Meeting of Shareholders or until their successors are elected and qualified. The terms of the other seven incumbent directors will continue as indicated below. All the nominees are presently directors of the Company.

         It is intended that each Proxy solicited on behalf of the Board of Directors will be voted only for the election of the designated nominees. At this time, the Board of Directors knows of no reason why a nominee might be unable to serve, but if that should occur before the Annual Meeting, it is intended that the Proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION AS DIRECTORS OF EACH OF THE NOMINEES NAMED BELOW.

NOMINEES FOR THREE-YEAR TERMS EXPIRING IN 2001

         The following sets forth the name, age and principal occupation of the three nominees for election as directors to three-year terms.

Name                                Age              Principal Occupation
-------------------------------------------------------------------------
BG Carter                           55               BG CARTER is the Managing Director of Independent
                                                     Mortgage & Finance Company, which focuses on
                                                     commercial mortgage brokerage. He is also the owner
                                                     of Westwinds, a twenty-two unit guest house in Key
                                                     West. A resident of the Keys since 1975, Mr. Carter
                                                     has served on the Bank's Board since 1988.

Armando J. Henriquez                63               ARMANDO J. HENRIQUEZ has served as Vice President
                                                     of Client Relations of Fringe Benefits Management
                                                     Company since September of 1993. Dr. Henriquez
                                                     served as a consultant to the Florida Association of
                                                     School Superintendents from January of 1993 until
                                                     joining Fringe Benefits Management Company. Dr.
                                                     Henriquez served as Superintendent of Schools of
                                                     Monroe County, Florida, from January, 1969 to
                                                     December, 1992. Dr. Henriquez has served on the
                                                     Bank's Board since 1993.

James R. Lawson, III                63               JAMES R. LAWSON is now retired.  He was the owner of
                                                     the Key Largo Shopper, a grocery store in Key Largo,
                                                     prior to its sale in 1992.  Mr. Lawson has served on
                                                     the Bank's Board since 1979.


INCUMBENT DIRECTORS WHOSE TERMS EXPIRE IN 1999

Name                                Age              Principal Occupation
-------------------------------------------------------------------------
Edward V. Lett                      52               EDWARD V. LETT has been the President and Chief
                                                     Executive Officer of the Bank since January 6, 1996,
                                                     and has served as a director since 1992. Prior to
                                                     becoming President, Mr. Lett served as Executive
                                                     Vice President and Chief Operating Officer of the
                                                     Bank since joining the Bank in November, 1991. Prior
                                                     to joining the Bank, Mr. Lett had served as Executive
                                                     Vice President and Chief Operating Officer of
                                                     American National Bank of Florida. Mr. Lett has been

                                                     the President and Chief Executive Officer of the
                                                     Company since its inception.

Scott A. Marr                       43               SCOTT A. MARR has been the General Manager and a
                                                     Partner of Marina-Del Mar Resorts, which consists
                                                     of two hotels in Key Largo, Florida, for more than
                                                     five years. Mr. Marr has served on the Bank's
                                                     Board since 1994.

Derek D. Martin-Vegue               51               DEREK D. MARTIN-VEGUE has been the President of
                                                     Keys Insurance Agency of Monroe County, Inc. for
                                                     more than five years. Mr. Martin-Vegue has served
                                                     on the Bank's Board since 1995.

Joseph H. Roth, Jr.                 51               JOSEPH H. ROTH, JR., C.H.A. is the managing owner
                                                     of the Holiday Isle Resorts group of four hotels in
                                                     the Upper Keys. He is a founding partner in Little
                                                     Palm Island Resort. He is also partner in the Hotel
                                                     Grove Isle and Marine located in Coconut Grove,
                                                     Florida. Mr. Roth serves on the Board of Directors
                                                     of Noble House Hotels and Resorts, Seattle,
                                                     Washington, The Florida Hospitality Industry
                                                     Association, and the South Florida Chapter of the
                                                     American Cancer Society. Mr. Roth has served on
                                                     the Bank's Board since 1983.

INCUMBENT DIRECTORS WHOSE TERMS EXPIRE IN 2000

Name                                Age              Principal Occupation
-------------------------------------------------------------------------
Marvin F. Schindler                 54               MARVIN F. SCHINDLER is the owner and operator of
                                                     Florida Keys Truss Company. Mr. Schindler is
                                                     retired from the U.S. Army. Mr. Schindler was
                                                     elected to the Board of the Company and the Bank
                                                     at the February 1997 meetings of the Board of
                                                     Directors of the Company and the Bank by a
                                                     unanimous vote in each case.


Richard J. Williams                 77               RICHARD J. WILLIAMS has been a professional fishing
                                                     guide for over 50 years, and has previously owned and
                                                     operated the Coral Cove Resort in Islamorada. Mr.
                                                     Williams is also an organizing director of the Bank.

Gretchen K. Holland                 55               GRETCHEN K. HOLLAND is the co-owner and President
                                                     of Coral Reef Title Company. Ms. Holland was
                                                     elected to the Board of Directors of the Company
                                                     and the Bank to fill the vacancy created by the
                                                     retirement of W. Kenneth Meeks.

         With the exception of Mr. Schindler who was elected in February, 1997 and Ms. Holland, who was elected in March, 1998 to fill vacancies on the Board of Directors, all of the Company's directors have served in such capacity since its inception in 1996. W. Kenneth Meeks, a director of the Company and the Bank since their inception, retired from the Boards of Directors of the Company and the Bank in September 1997. There are no arrangements or understandings between the Company and any person pursuant to which any of the above persons have been or will be elected a director. There are no family relations between any of the directors or executive officers of the Company or the Bank.

MEETINGS OF THE BOARD OF DIRECTORS

         The Board of Directors of the Company had eleven meetings during the 1997 fiscal year. Each director of the Company attended at least 75% of the board meetings and committee meetings of which such director was a member. The Board of Directors of the Bank had eleven meetings during the 1997 fiscal year. Each director of the Bank attended at least 75% of the total number of board meetings of the Bank.

         The Bank's Board of Directors maintains Asset/Liability, Audit, Executive Loan, Investment, Compensation, Strategic Planning, Budget, Acquisition, Nominating and Scholarship Committees.

         The Bank's Asset/Liability Committee provides management with guidelines for the generation and deployment of funds that will assist in the attainment of the objective of maximizing net interest income within the constraints of optimum earning asset mix, capital adequacy and liability. The Asset/Liability Committee is currently composed of Messrs. Marr, Roth, Martin-Vegue, Lawson and Lett.

         The Bank's Audit Committee reviews the Bank's financial statements and internal accounting policies and controls; recommends independent accountants and reviews with them the scope of their engagement and all material matters relating to financial reporting and accounting procedures of the Bank; reviews loan portfolio audits, with particular attention given to classified loans, loans past due, non-performing loans and trends regarding the same; and reviews reports of examination by regulatory authorities. The Audit Committee is currently composed of Messrs. Marr, Martin-Vegue, Schindler and Lett.

         The Bank's Board of Directors at its monthly meeting reviews lending policies and procedures and reports relating to the Bank's loan-portfolio, with particular attention given to such matters as categories of borrowers and concentrations in particular types of loans. The Bank's Executive Loan Committee considers loan requests in excess of $750,000 and reviews reports relating to and considers all loans or extensions of credit proposed for any of the Bank's directors or executive officers. The Executive Loan Committee is currently composed of all directors on a rotating basis and several Bank senior loan officers.

         The Bank's Investment Committee reviews the Bank's investment policies, the composition of the Bank's investment portfolio, information relating to the investment activities and portfolio of the Bank and the consistency of the portfolio with the Bank's asset/liability and liquidity policies, with particular attention given to such matters as categories of investments and concentrations, and investment portfolio audit reports, and comments on current investments. The Investment Committee is currently composed of Messrs. Marr, Roth, Martin-Vegue, Lawson and Lett.

         The Compensation Committee reviews the performance of the Bank's President and Chief Executive Officer and his review of senior officers. The Compensation Committee makes recommendations to the Board of Directors on compensation levels for Bank officers. The Compensation Committee is composed of Messrs. Carter, Henriquez, Lawson, Lett, Marr, Roth and Schindler.


                                   MANAGEMENT

EXECUTIVE OFFICERS

         The following lists the executive officers of the Company and certain officers of the Bank, all positions held by them with the Company and the Bank and the periods during which such positions have been held, a brief account of their business experience during the past five years and certain other information including their ages. All officers of both the Company and the Bank are appointed annually at the meetings of the respective Board of Directors following their election to serve until the annual meeting in the subsequent year and until successors are chosen. Information concerning directorships, committee assignments, minor positions and peripheral business interests has not been included.


NAME                       INFORMATION ABOUT EXECUTIVE OFFICERS

Edward V. Lett             See the table above under "Directors."

David P. Johnson           Mr. Johnson, age 42, is Vice President and Controller
                           of the Bank since January of 1996. Prior to January
                           1996, Mr. Johnson served as Assistant Vice President,
                           Controller and Investment Officer of the Bank.

Daniel W. Taylor           Mr. Taylor, age 51, is an Executive Vice President of
                           the Bank. Mr. Taylor has been employed by the Bank since March 1995. From 1993 until joining the Bank,
                           Mr. Taylor was self employed as a bank consultant.
                           From 1969 to 1993, Mr.Taylor served in several capacities at First Florida Bank, Tampa, Florida.

Millard J. Younkers, Jr.   Mr. Younkers, age 54, is an Executive Vice President
                           of the Bank. Mr. Younkers has been employed by the Bank since September of 1996. From 1993 until joining the Bank, he was an officer of Northern Trust Bank of Florida, Naples, Florida.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

EXECUTIVE COMPENSATION

         The following report reflects the Company's compensation policy as endorsed by the Board of Directors and the Compensation Committee. The Compensation Committee submits to the Board of Directors payment amounts and award levels for executive officers of the Company and the Bank.

COMPENSATION COMMITTEE REPORT

         During 1997, the Compensation Committee of the Board of Directors was composed of seven members, six of whom are not officers or employees of the Company or the Bank. The Board of Directors designates the members and Chairman of this Committee.

COMPENSATION POLICY

         The Company's compensation policy is designed to make changes in total compensation with changes in the value created for the Company's shareholders. The Compensation Committee believes that compensation of executive officers and others should be a result of the Company's operating performance and should be designed to aid the Company in attracting and retaining high-performing executives.

         The objectives of the Compensation Committee's compensation strategy are to establish incentives for certain executives and others to achieve and maintain short-term and long-term operating performance goals for the Company, and to provide compensation that recognizes individual contributions as well as overall business results. At the Company, executive officer compensation comprises three areas: base salary, cash based short-term annual incentives, and long-term stock incentives.

         In establishing executive officer salaries and increases, the Compensation Committee considers individual annual performance in the areas of customer service, morale, completed projects, team work and communication, and the relationship of total compensation to the salary market of similarly situated institutions. The decision to increase base pay is presented by the Chief Executive Officer to the Compensation Committee using performance results measured annually. The Company's general approach to executive compensation is to provide market competitive base salary, and to reward performance through cash bonuses consistent with individual contributions to the Company's financial performance.

CHIEF EXECUTIVE OFFICER COMPENSATION

         During the last quarter of each year, the Compensation Committee reviews the compensation paid to the Chief Executive Officer of the Bank. Final approval of Chief Executive Officer compensation is made by the Board of Directors. Changes in base salary and the awarding of cash and stock incentives are based on the Company's profitability, growth and loan quality. The Compensation Committee also considers the Chief Executive Officer's abilities in the areas of leadership and morale, community involvement and communication. Also, utilizing published surveys, databases and other means, the Compensation Committee surveyed the total compensation of chief executive officers of comparable-sized financial institutions located from across the nation as well as locally.

         After reviewing the appropriate data, the salary for Edward V. Lett, President and Chief Executive Officer of the Company and the Bank, was increased by $6,494 to $144,200 annually. Based on specific accomplishments and the overall financial performance of the Company including the achievement of above targeted performance goals in 1997, Mr. Lett was awarded a cash bonus award of $43,818.59.

SUMMARY

         In summary, the Compensation Committee believes that the Company's compensation program is reasonable and competitive with compensation paid by other financial institutions similarly situated. The program is designed to reward strong performance.

                           BG Carter, Chairman
                           Dr. Armando J. Henriquez
                           James R. Lawson, III
                           Edward V. Lett
                           Scott A. Marr
                           Joseph H. Roth, Jr.
                           Marvin F. Schindler






              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                                PERFORMANCE GRAPH

         The following graph compares the yearly percentage change in cumulative shareholder return on the Company's common stock with the cumulative total return of the NASDAQ stock index and The Carson Medlin Company's Independent Bank Index for the last five years (assuming a $100 investment on December 31, 1992 and reinvestment of all dividends).

                                  1992      1993      1994      1995    1996   1997
                                  ----      ----      ----      ----    ----   ----
TIB FINANCIAL CORP.                100       100       128       192     231    360
INDEPENDENT BANK INDEX             100       125       153       208     248    358
NASDAQ INDEX                       100       115       112       159     195    240

COMPENSATION COMMITTEE INTERLOCK AND INSIDER PARTICIPATION

         Mr. Lett served as a member of the Compensation Committee in 1997. Mr. Lett is also the President and Chief Executive Officer of the Bank.

EXECUTIVE COMPENSATION

         The Company does not compensate any of its directors or executive officers separately from the compensation they receive from the Bank. The following sets forth certain information concerning compensation during the fiscal years 1997, 1996 and 1995 of the Bank's executive officers whose annual compensation was in excess of $100,000 during 1997 or who served as Chief Executive Officer of the Bank during 1997.

                           SUMMARY COMPENSATION TABLE


                                                  Annual Compensation                         Long Term
                                                  -------------------                       Compensation
                                                                                               Awards
                                                                                               ------
                                                                         Other Annual        Securities           All Other
  Name and Principal         Fiscal                                      Compensation        Underlying          Compensation
       Position               Year       Salary ($)      Bonus ($)          ($)(1)           Options (#)            ($)(2)
       --------               ----       ----------      ---------          ------           -----------            ------
Edward V. Lett                1997        $144,200        $43,819          $10,000              30,000               1,000
President and Chief           1996         137,706         42,000           13,600              12,000               1,365
Executive Officer             1995         123,627         29,669           16,600                   0               1,545


Daniel W. Taylor              1997        $121,801        $20,000                0              25,000               1,000
Executive Vice President      1996         117,433         22,000                0              30,000                 811
                              1995          83,367         14,000                0              18,000                   0

Millard J. Younkers, Jr.      1997        $104,661        $20,000           $9,000              25,000                 145
Executive Vice President      1996        $ 32,150              0                0              15,000                   0
                              1995              --             --               --                  --                  --

(1) Includes (i) quarterly retainer for attending Board of Directors meetings paid to Mr. Lett and (ii) amounts paid to Mr. Younkers as a housing allowance. Compensation does not include any other perquisites and other personal benefits which may be derived from business-related expenditures that in the aggregate exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for such person.

(2) The reported amount consists of matching contributions to the Bank's 401(k) and Employee Stock Ownership Plan.

         The following table sets forth certain information with respect to the above named executives regarding stock options granted in the last fiscal year.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                       Potential Realizable
                                                                                          Value At Assumed
                                                                                       Annual Rates of Stock
                                                                                      Price Appreciation for
                                      Individual Grants                                    Option Terms
                          --------------------------------------                      ----------------------
                           Number of     % of Total
                          Securities       Options
                          Underlying      Granted to     Exercise or
                            Options      Employees in     Base Price     Expiration
        Name              Granted (#)    Fiscal Year       ($/Sh)            Date          5%          10%
--------------------      -----------    -----------     -----------     -----------    --------    --------
Edward V. Lett               30,000           24%        $13.50/share      7/21/07      $254,702    $645,466

Daniel W. Taylor             25,000           20%        $13.50/share      7/21/07      $212,252    $537,888

Millard J. Younkers, Jr.     25,000           20%        $13.50/share      7/21/07      $212,252    $537,888


         The following table sets forth information with respect to the above named executives concerning stock options exercised in the last fiscal year and the number and value of unexercised options held as of December 31, 1997.


     AGGREGATE OPTION EXERCISES IN 1997 AND DECEMBER 31, 1997 OPTION VALUES


                                                            NUMBER OF SECURITIES                 VALUE OF
                                                           UNDERLYING UNEXERCISED        UNEXERCISED IN-THE-MONEY
                                                            OPTIONS AT 12/31/97           OPTIONS AT 12/31/97(1)
                             SHARES                         -------------------           ----------------------
                            ACQUIRED
                               ON           VALUE
        NAME                EXERCISE     REALIZED(1)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
        ----                --------     -----------    -----------    -------------    -----------     -------------
Edward V. Lett                9,000        $31,575         16,500          97,500         $130,790         $522,058
Daniel W. Taylor              4,500        $28,625          7,500          58,000         $ 52,438         $194,750
Millard J. Younkers, Jr.          0              0          1,500          38,500         $  6,938         $ 65,563

(1) Market value of underlying shares at exercise or year-end, minus the exercise price.


EMPLOYMENT AGREEMENTS

         The Bank and Edward V. Lett, the President and Chief Executive Officer of the Company and the Bank, are parties to an "Executive Employment Agreement" (the "Agreement"). Under the Agreement, Mr. Lett receives a base salary of $144,200 per year. The Bank may increase Mr. Lett's salary annually based on Mr. Lett's performance. The Agreement provides that Mr. Lett will be employed by the Bank on an "at-will" basis, unless and until there is a change of ownership control of the Bank. The Agreement provides that in the event there is a change of ownership control of the Bank, Mr. Lett will no longer be an at-will employee and the Agreement will become an employment agreement for a term of 24 months on the effective date of the change in ownership control. Under the Agreement, change of ownership control means the acquisition by a person or other legal entity (or person acting as a group within the meaning of Section 13(d) of the Securities Exchange Act of 1934) of 51% or more of the voting securities of the Bank or any lesser percentage if the Board of Directors of the Bank, the Federal Deposit Insurance Corporation or the Federal Reserve System makes a determination that such acquisition constitutes or will constitute control of the Bank. Mr. Lett's salary cannot be reduced for any reason during this 24 month term, unless the Agreement is terminated due to death or incapacity of Mr. Lett or for "cause". The Agreement further provides that Mr. Lett will be entitled to a credit for all years of service with the Bank (i.e., all years prior to the change in ownership control, plus the greater of 24 months or the actual period of employment after the change in ownership control) in determining eligibility for and benefits from any and all retirement, disability, profit-sharing and other employee benefit programs offered by the Bank. Two other employees of the Bank, Daniel W. Taylor and Millard J. Younkers, Jr. are parties to employment agreements with the Bank. The terms, conditions and benefits under these agreements are the same as described above except that Mr. Taylor's base salary per year is $121,801 and Mr. Younkers' base salary per year is $104,661.

COMPENSATION TO DIRECTORS

         All of the members of the Board of Directors of the Bank who are not Bank employees receive a quarterly retainer of $2,500 and $600 for attending each of 11 regular board meetings, for a total of up to $16,600 annually. Directors who are executive officers of the Bank receive the quarterly retainer only. No additional fees are currently paid for services as directors of the Company.

         Each member of the Board of Directors has also received a grant of an option to purchase 30,000 shares of the Bank's common stock at an exercise price of $5.4917 per share, except for a more recent grant to Mr. Martin-Vegue with an exercise price of $6.2333 per share and a grant to Mr. Schindler with an option to purchase up to 5,000 shares of the Bank's common stock at an exercise price of $9.00 per share. Board meetings of the Company, when called, are held in conjunction with Board meetings of the Bank. No additional compensation will be paid to the directors of the Company.

                             PRINCIPAL SHAREHOLDERS

         The following tables set forth certain information regarding the shares of the common stock of the Company owned as of the record date (i) by each person who beneficially owns more than 5% of the shares of the common stock of the Company, (ii) by each of the Company's directors, and (iii) by all directors and executive officers as a group.

                                               Beneficial Ownership(1)

NAME                                 NUMBER OF SHARES       PERCENTAGE OWNERSHIP(2)
----                                 ----------------       -----------------------
5% Shareholders

W. Kenneth Meeks(4)                       905,580                     19.6%

Joseph H. Roth, Jr.(3)(5)                 423,052                      9.2%

Directors:

BG Carter(6)                                6,030                        *

Dr. Armando J. Henriquez(7)                40,506                        *

Gretchen K. Holland                         4,044                        *

James R. Lawson(3)(8)                     218,965                      4.7%

Edward V. Lett(3)(9)                      175,189                      3.8%

Scott A. Marr(10)                          31,842                        *

Derek D. Martin-Vegue(11)                  37,000                        *

Joseph H. Roth, Jr.(3)(5)                 423,052                      9.2%

Marvin F. Schindler(12)                    11,000                        *

Richard J. Williams(13)                    31,090                        *

All directors and executive
officers as a group (13
persons)                                  991,508                     21.4%

---------------------------

*        Percent share ownership is less than 1% of total shares outstanding.

(1) Except as otherwise indicated, the persons named in the above table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Information relating to beneficial ownership of the shares is based upon "beneficial ownership" concepts set forth in the rules promulgated under the Securities and Exchange

         Act of 1934, as amended. Under such rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power" with respect to such security. A person may be deemed to be the "beneficial owner" of a security if that person has the right to acquire beneficial ownership of such security within 60 days. The information as to beneficial ownership has been furnished by the respective persons listed in the above table.

(2) Based on 4,384,054 shares outstanding as of March 1, 1998 plus 232,360 shares not outstanding but which are subject to granted but unexercised options providing the holders thereof the right to acquire shares within 60 days through the exercise of said options.

(3) Includes 124,909 shares of common stock of the Company over which Messrs. Lawson, Lett and Roth exercise voting rights as co-trustees under the Bank's Employee Stock Ownership Plan with 401(k) provisions.

(4) Includes (a) 74,934 shares held of record by Mr. Meeks' spouse, and (b) 30,000 shares representing unexercised options.

(5)      Includes 906 shares held of record by Mr. Roth's spouse.

(6) Includes 6,030 shares held by Independent Mortgage and Finance Co., of which Mr. Carter is the Managing Director.

(7) Includes (a) 14,106 shares as to which Mr. Henriquez shares beneficial ownership with his spouse, and (b) 20,400 shares representing unexercised options.

(8)      Includes (a) 51,114 shares held of record by Mr. Lawson's spouse, and
         (b) 18,000 shares representing unexercised options.

(9) Includes (a) 75 shares held jointly with Sally D. Howard, and (b) 16,500 shares representing unexercised options.

(10) Includes (a) 1,800 shares held of record by Mr. Marr's spouse, and (b) 24,600 shares representing unexercised options.

(11)     Includes 30,000 shares representing unexercised options.

(12)     Includes 5,000 shares representing unexercised options.

(13)     Includes 16,810 shares representing unexercised options.

                           FILINGS UNDER SECTION 16(A)
                    BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors, and persons who own more than 10% of the common stock of the Company, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission. Officers, directors and greater than 10% beneficial owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely upon a review of forms furnished to the Company or written representations that no other reports were required, the Company believes that during the year ended December 31, 1997, all Section 16(a) filings applicable to its officers, directors and persons who own more than 10% of the common stock of the Company were complied with in a timely fashion.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Certain of the executive officers and directors of the Company and the Bank and principal shareholders of the Company and affiliates of such persons have, from time to time, engaged in banking transactions with the Bank and are expected to continue such relationships in the future. All loans or other extensions of credit made by the Bank to such individuals were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated third parties and did not involve more than the normal risk of collectibility or present other unfavorable features. As of March 1, 1998, indebtedness to the Bank of executive officers and directors of the Company and the Bank and principal shareholders of the Company, including affiliates of such persons, amounted to $8,768,704.93 in the aggregate.


                         RATIFICATION OF APPOINTMENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                                  (PROPOSAL 2)

         In March of 1998, Bricker & Melton, P.A. combined its practice with the firm of BDO Seidman, LLP, and the Board of Directors has appointed BDO Seidman, LLP as its independent certified public accountants for the fiscal year ending December 31, 1998, subject to ratification by the Company's shareholders. A representative of the accounting firm is expected to be present at the Annual Meeting and will be given the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions from the shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF BDO SEIDMAN, LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.


                              SHAREHOLDER PROPOSALS

         Any shareholder proposal intended for inclusion in the Company's Proxy material for the 1999 Annual Meeting of Shareholders must be received at the principal offices of the Company not later than December 1, 1998.


                                 OTHER MATTERS

         At the time of the preparation of this Proxy Statement, the Company was not aware of any matters to be presented for action at the Annual Meeting other than the Proposals referred to herein. If other matters are properly presented for action at the Annual Meeting, it is intended that the persons named as Proxies will vote or refrain from voting in accordance with their best judgment on such matters.


                                  ANNUAL REPORT

         COPIES OF THE 1997 ANNUAL REPORT OF TIB FINANCIAL CORP. ARE BEING MAILED TO ALL SHAREHOLDERS TOGETHER WITH THIS PROXY STATEMENT. ADDITIONAL COPIES OF THE ANNUAL REPORT AND THE COMPANY'S FORM 10-K (INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES) FOR THE YEAR ENDED DECEMBER 31, 1997 MAY BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST TO MS. CONSTANCE MILLER, SECRETARY, TIB FINANCIAL CORP., P.O. BOX 2808, KEY LARGO, FLORIDA 33037-7808.

                                                                        APPENDIX

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF SHAREHOLDERS
                              TIB FINANCIAL CORP.

                                  MAY 26, 1998



              - Please Detach and Mail in the Envelope Provided -

A [ X ] Please mark your votes as in this example.

                               For all Nominees      Withhold Authority
                                listed at right           to vote
                               (except as marked      for all Nominees
                                to the contrary       listed at right)
PROPOSAL 1.
  ELECTION OF DIRECTORS              [   ]                  [   ]             Nominees: For Three-Year Terms
                                                                                        Expiring in 2001:

                                                                                        BG Carter
For, except vote withheld from the following nominee(s):                                Armando J. Henriquez
                                                                                        James R. Lawson, III



________________________________________________________

                                              FOR     AGAINST    ABSTAIN
PROPOSAL 2.
  TO RATIFY THE SELECTION OF BDO SEIDMAN,    [   ]      [   ]     [   ]
  LLP AS INDEPENDENT CERTIFIED PUBLIC
  ACCOUNTANTS FOR THE COMPANY.


In their discretion, the Proxies are authorized to vote upon such of the matters as may properly come before the Annual Meeting.

         This Proxy revokes all prior proxies with respect to the Annual Meeting and may be revoked prior to its exercise. Unless otherwise specified, this Proxy will be voted for all the Nominees proposed by the Board of Directors and for the ratification of the selection of independent certified public accountants and in the discretion of the persons named as Proxies on all other matters which may properly come before the Annual Meeting or any adjournments thereof.

                                    IMPORTANT

              PLEASE MARK, SIGN BELOW, DATE, AND RETURN THIS PROXY
                      PROMPTLY IN THE ENVELOPE FURNISHED.


Signature______________________ Signature if held jointly ______________________

DATED:__________________


NOTE: Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                     PROXY
                              TIB FINANCIAL CORP.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned stockholder hereby appoints Edward V. Lett and Scott A. Marr, and each or any one of them, with full power of substitution, as Proxies to represent and to vote, as designated on the reverse, all of the shares of common stock of TIB Financial Corp. (the "Company"), held of record by the undersigned on March 31, 1998, at the Annual Meeting of the Shareholders (the "Annual Meeting") to be held on May 26, 1998, or any adjournments thereof.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH PROPOSAL.

                       (TO BE SIGNED ON THE REVERSE SIDE)